As filed with the Securities and Exchange Commission on April 2, 2014

Registration No. 333-156719

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER

 THE SECURITIES ACT OF 1933

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1108035
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Maple Park, Maple Court, Tankersley

Barnsley, UK S75 3DP

011-44-124-431-1794

 (Address, including zip code, and telephone number, including area code,

 of registrant’s principal executive offices)

Incorporating Services, Ltd.

3500 South DuPont Highway

Dover, Delaware 19901

(302) 531 0855

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Danovitch, Esq.

Zachary Blumenthal, Esq.

Avraham Adler, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment deregisters those securities that remain unsold as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-156719) of MAM Software Group, Inc. (the “Company”), formerly known as Aftersoft Group, Inc., which was filed with the Securities and Exchange Commission on January 14, 2009, as amended on April 3, 2009 and April 29, 2009, by pre-effective amendment, and as supplemented from time to time (the “Registration Statement”), relating to the registration of 30,151,149 shares of common stock owned by the Company’s shareholders, consisting of 5,300,003 shares of common stock (the “Shares”), an aggregate 21,489,801 shares of common stock which are issuable upon exercise of certain common stock purchase warrants (the “Warrant Shares”), and an aggregate 3,361,345 shares of common stock issuable upon conversion of a certain Convertible Term Note dated December 21, 2007 (the “Convertible Shares”; the Shares, Warrant Shares, and Convertible Shares collectively referred to as the “Securities”).

The Company hereby amends the Registration Statement to deregister any Securities registered pursuant to the Registration Statement remaining unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, UK, on April 2, 2014.

MAM SOFTWARE GROUP, INC.

By:	/s/ Michael Jamieson
Michael Jamieson Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Jamieson Michael Jamieson	Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2014

/s/ Charles F. Trapp Charles F. Trapp	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 2, 2014

/s/Gerald M. Czarnecki Gerald M. Czarnecki	Director (Chairman of the Board)	April 2, 2014

/s/Frederick Wasserman Frederick Wasserman	Director	April 2, 2014

/s/Dwight Mamanteo Dwight Mamanteo	Director	April 2, 2014

/s/W. Austin Lewis IV W. Austin Lewis IV	Director	April 2, 2014

/s/Peter H. Kamin Peter H. Kamin	Director	April 2, 2014